Exhibit 99.1

FOR IMMEDIATE RELEASE
October 19, 2016

FOR ADDITIONAL INFORMATION, PLEASE CONTACT JEAN R. HALE, CHAIRMAN, PRESIDENT, AND C.E.O., COMMUNITY TRUST BANCORP, INC. AT (606) 437-3294

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS EARNINGS FOR THE THIRD QUARTER 2016

Earnings Summary
(in thousands except per share data)	3Q 2016	2Q 2016	3Q 2015	9 Months 2016	9 Months 2015
Net income	$12,312	$11,566	$11,222	$35,480	$34,562
Earnings per share	$0.70	$0.66	$0.64	$2.02	$1.98
Earnings per share - diluted	$0.70	$0.66	$0.64	$2.02	$1.98

Return on average assets	1.25%	1.19%	1.18%	1.21%	1.23%
Return on average equity	9.81%	9.46%	9.50%	9.63%	9.99%
Efficiency ratio	57.45%	59.98%	60.53%	58.68%	58.82%
Tangible common equity	11.24%	11.17%	10.82%

Dividends declared per share	$0.32	$0.31	$0.31	$0.94	$0.91
Book value per share	$28.40	$28.11	$26.87

Weighted average shares	17,554	17,530	17,440	17,532	17,420
Weighted average shares - diluted	17,569	17,542	17,491	17,548	17,472

Community Trust Bancorp, Inc. (NASDAQ-CTBI) reports earnings for the third quarter 2016 of $12.3 million, or $0.70 per basic share, compared to $11.2 million, or $0.64 per basic share, earned during the third quarter 2015 and $11.6 million, or $0.66 per basic share, earned during the second quarter 2016.  Earnings for the nine months ended September 30, 2016 were $35.5 million, or $2.02 per basic share, compared to $34.6 million, or $1.98 per basic share earned for the nine months ended September 30, 2015.

3rd Quarter 2016 Highlights

❖	Our loan portfolio increased $110.8 million from September 30, 2015 but decreased $0.1 million during the quarter.

❖	Our investment portfolio increased $54.0 million from September 30, 2015 and $51.6 million during the quarter.

❖	Deposits, including repurchase agreements, increased $84.9 million from September 30, 2015 and $13.0 million during the quarter.

❖
Nonperforming loans at $28.3 million decreased $4.4 million from September 30, 2015 but increased $3.6 million from June 30, 2016.  Nonperforming assets at $66.1 million decreased $1.4 million from September 30, 2015 but increased $3.5 million from June 30, 2016.

❖
Net loan charge-offs for the quarter ended September 30, 2016 were $2.1 million, or 0.28% of average loans annualized, compared to $2.2 million, or 0.31%, experienced for the third quarter 2015 and $2.5 million, or 0.35%, for the second quarter 2016.

Net Interest Income

Net interest income for the quarter of $33.2 million was an increase of $0.3 million, or 0.8%, from prior year third quarter and $0.2 million, or 0.5%, from prior quarter as we grew our earning assets.  Our net interest margin decreased 11 basis points and 5 basis points during the respective time periods.  The extended low rate environment continues to have a negative impact on our net interest margin as the yield on average earning assets continued to decline while our cost of funds increased slightly.    Average earning assets increased $140.5 million, or 4.0%, from third quarter 2015 and $29.7 million, or 3.2%, annualized, from prior quarter, while our yield on average earning assets decreased 6 basis points and 4 basis points, respectively, during these time periods.  The cost of interest bearing funds increased 6 basis points from prior year third quarter and 1 basis point from prior quarter.  Our ratio of average loans to deposits, including repurchase agreements, for the quarter ended September 30, 2016 was 88.3% compared to 87.5% for the quarter ended September 30, 2015 and 88.1% for the quarter ended June 30, 2016.  Net interest income for the nine months ended September 30, 2016 of $99.6 million was an increase of $0.6 million, or 0.6%, over the first nine months of 2015, although we experienced a 13 basis point decline in our net interest margin.

Noninterest Income

Noninterest income for the quarter ended September 30, 2016 of $13.2 million was an increase of $1.2 million, or 9.6%, from prior year same quarter and $1.4 million, or 12.0%, from prior quarter.  The increase for the quarter was primarily due to increases in gains on sales of loans, deposit service charges, trust revenue, loan related fees, and securities gains.  Loan related fees were affected by fluctuations in the fair value adjustments of our mortgage servicing rights with an increase of $0.4 million from the same quarter last year and an increase of $0.2 million quarter over quarter.  Noninterest income for the nine months ended September 30, 2016 of $35.9 million was an increase of $0.9 million, or 2.7%, from the first nine months of 2015.  The year-to-date increase in noninterest income was primarily due to a $0.7 million increase in deposit services charges, a $0.2 million increase in trust revenue, and a $0.4 million increase in securities gains, partially offset by declines in gains on sales of loans ($0.2 million) and loan related fees ($0.1 million).  Loan related fees decreased year-to-date as a result of the $0.2 million decline in the fair value of mortgage servicing rights.

Noninterest Expense

Noninterest expense for the quarter ended September 30, 2016 of $26.7 million was a decrease of $0.8 million, or 3.1%, from prior year third quarter and $0.5 million, or 1.9%, from prior quarter.  The decrease in noninterest expense from prior year same quarter was primarily due to decreases in FDIC insurance, net other real estate owned expense, and operating losses, partially offset by an increase in personnel expense.  The decrease from prior quarter in FDIC insurance premiums and operating losses was combined with a decrease in personnel expense, but was partially offset by an increase in our net other real estate owned expense.  The fluctuation in our personnel expense is a result of changes in our group medical insurance expense caused by differences in our claims paid experience as a self-insured employer.  Noninterest expense for the nine months ended September 30, 2016 of $80.1 million was an increase of $0.5 million, or 0.6%, compared to the first nine months of 2015, primarily due to the $1.4 million increase in personnel expense which included a $0.8 million increase in salaries, a $1.1 million increase in the cost of group medical and life insurance, and a $0.4 million decrease in bonuses.  The increase in personnel expense was partially offset by declines in data processing expense ($0.5 million) and net other real estate owned expense ($0.6 million).

Balance Sheet Review

CTBI’s total assets at $3.9 billion increased $122.1 million, or 3.2%, from September 30, 2015 and $34.9 million, or an annualized 3.6%, during the quarter.  Loans outstanding at September 30, 2016 were $2.9 billion, increasing $110.8 million, or 3.9%, from September 30, 2015 but decreasing $0.1 million during the quarter.  We experienced a decline during the quarter of $9.5 million in the commercial loan portfolio and $5.7 million in the residential loan portfolio, offset by increases of $12.6 million in the indirect loan portfolio and $2.5 million in the consumer direct loan portfolio.  CTBI’s investment portfolio increased $54.0 million, or 9.3%, from September 30, 2015 and $51.6 million, or an annualized 35.3%, during the quarter.  Excess cash on deposit at the Federal Reserve was redeployed into short term investments offering higher yields while maintaining the short duration position of our investment portfolio.  Deposits, including repurchase agreements, at $3.3 billion increased $84.9 million, or 2.6%, from September 30, 2015 and $13.0 million, or an annualized 1.6%, from prior quarter.

Shareholders’ equity at September 30, 2016 was $500.1 million compared to $470.6 million at September 30, 2015 and $493.6 million at June 30, 2016.  CTBI’s annualized dividend yield to shareholders as of September 30, 2016 was 3.45%.

Asset Quality

CTBI’s total nonperforming loans were $28.3 million at September 30, 2016, a 13.5% decrease from the $32.7 million at September 30, 2015 but a 14.6% increase from the $24.7 million at June 30, 2016.  Loans 90+ days past due increased $3.3 million during the quarter but decreased $6.5 million from September 30, 2015.  Nonaccrual loans increased $0.4 million during the quarter and $2.1 million from September 30, 2015.  Loans 30-89 days past due at $19.8 million was an increase of $0.8 million from June 30, 2016 and an increase of $1.0 million from September 30, 2015.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.  Impaired loans, loans not expected to meet contractual principal and interest payments other than insignificant delays, at September 30, 2016 totaled $55.0 million, an increase of $6.7 million from the $48.3 million at September 30, 2015 and $1.7 million from the $53.3 million at June 30, 2016.  While nonperforming loans and impaired loans increased during the quarter, the increase was primarily in loans 90+ days past due and still accruing.  These loans are considered to be well secured and in the process of collection.  Management analyzes all loans that are 90+ days past due or otherwise impaired to determine the amount of impairment that should be recognized.  During the quarter, the amount of impairment recognized decreased by $0.2 million.

Our level of foreclosed properties at $37.7 million at September 30, 2016 was a $3.0 million increase from the $34.7 million at September 30, 2015 but was relatively flat to June 30, 2016.  Sales of foreclosed properties for the quarter ended September 30, 2016 totaled $0.7 million while new foreclosed properties totaled $1.0 million.  At September 30, 2016, the book value of properties under contracts to sell was $4.7 million; however, the closings had not occurred at quarter-end.

Net loan charge-offs for the quarter ended September 30, 2016 were $2.1 million, or 0.28% of average loans annualized, compared to $2.2 million, or 0.31%, experienced for the third quarter 2015 and $2.5 million, or 0.35%, for the second quarter 2016.  Of the net charge-offs for the quarter, $0.8 million were in commercial loans, $0.8 million were in indirect auto loans, $0.4 million were in residential real estate mortgage loans, and $0.1 million were in consumer direct loans.  Allocations to loan loss reserves were $2.2 million for the quarter ended September 30, 2016 compared to $2.5 million for the quarter ended September 30, 2015 and $1.9 million for the quarter ended June 30, 2016.  Our reserve coverage (allowance for loan and lease loss reserve to nonperforming loans) at September 30, 2016 was 126.5% compared to 108.6% at September 30, 2015 and 144.6% at June 30, 2016.  Our loan loss reserve as a percentage of total loans outstanding remained at 1.22% at September 30, 2016 compared to prior quarter, down from the 1.26% at September 30, 2015.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Community Trust Bancorp, Inc.’s (“CTBI”) actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; results of various investment activities; the effects of competitors’ pricing policies, changes in laws and regulations, competition, and demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary, operational, and fiscal policies and regulations, which include, but are not limited to, those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state regulators, whose policies and regulations could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $3.9 billion, is headquartered in Pikeville, Kentucky and has 70 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, four banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
September 30, 2016
(in thousands except per share data and # of employees)

	Three	Three	Three	Nine	Nine
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Interest income	$36,679	$36,374	$35,912	$109,580	$107,720
Interest expense	3,452	3,315	2,947	9,970	8,668
Net interest income	33,227	33,059	32,965	99,610	99,052
Loan loss provision	2,191	1,873	2,520	5,829	6,740

Gains on sales of loans	595	446	462	1,357	1,575
Deposit service charges	6,563	6,272	6,348	18,680	17,976
Trust revenue	2,440	2,396	2,297	7,111	6,902
Loan related fees	1,260	739	641	2,610	2,747
Securities gains (losses)	458	(4)	12	522	142
Other noninterest income	1,870	1,920	2,275	5,646	5,657
Total noninterest income	13,186	11,769	12,035	35,926	34,999

Personnel expense	14,216	14,322	13,975	42,671	41,242
Occupancy and equipment	2,745	2,695	2,688	8,212	8,232
Data processing expense	1,601	1,559	1,577	4,729	5,204
FDIC insurance premiums	469	576	606	1,628	1,798
Other noninterest expense	7,656	8,040	8,688	22,881	23,189
Total noninterest expense	26,687	27,192	27,534	80,121	79,665

Net income before taxes	17,535	15,763	14,946	49,586	47,646
Income taxes	5,223	4,197	3,724	14,106	13,084
Net income	$12,312	$11,566	$11,222	$35,480	$34,562

Memo: TEQ interest income	$37,178	$36,880	$36,414	$111,116	$109,250

Average shares outstanding	17,554	17,530	17,440	17,532	17,420
Diluted average shares outstanding	17,569	17,542	17,491	17,548	17,472
Basic earnings per share	$0.70	$0.66	$0.64	$2.02	$1.98
Diluted earnings per share	$0.70	$0.66	$0.64	$2.02	$1.98
Dividends per share	$0.32	$0.31	$0.31	$0.94	$0.91

Average balances:
Loans	$2,931,791	$2,913,461	$2,803,332	$2,908,115	$2,773,249
Earning assets	3,664,598	3,634,945	3,524,058	3,640,043	3,506,303
Total assets	3,932,705	3,900,660	3,788,917	3,907,076	3,772,031
Deposits, including repurchase agreements	3,319,608	3,307,591	3,203,122	3,294,233	3,184,151
Interest bearing liabilities	2,634,254	2,615,806	2,562,274	2,624,794	2,563,526
Shareholders' equity	499,180	491,634	468,442	491,882	462,454

Performance ratios:
Return on average assets	1.25%	1.19%	1.18%	1.21%	1.23%
Return on average equity	9.81%	9.46%	9.50%	9.63%	9.99%
Yield on average earning assets (tax equivalent)	4.04%	4.08%	4.10%	4.08%	4.17%
Cost of interest bearing funds (tax equivalent)	0.52%	0.51%	0.46%	0.51%	0.45%
Net interest margin (tax equivalent)	3.66%	3.71%	3.77%	3.71%	3.84%
Efficiency ratio (tax equivalent)	57.45%	59.98%	60.53%	58.68%	58.82%

Loan charge-offs	$2,962	$3,302	$2,899	$8,729	$7,819
Recoveries	(875)	(797)	(729)	(2,607)	(2,172)
Net charge-offs	$2,087	$2,505	$2,170	$6,122	$5,647

Market Price:
High	$37.49	$36.95	$37.63	$37.49	$37.63
Low	$33.71	$32.98	$33.62	$30.89	$31.53
Close	$37.11	$34.66	$35.51	$37.11	$35.51

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
September 30, 2016
(in thousands except per share data and # of employees)

	As of	As of	As of
	September 30, 2016	June 30, 2016	September 30, 2015
Assets:
Loans	$2,931,299	$2,931,385	$2,820,460
Loan loss reserve	(35,801)	(35,697)	(35,540)
Net loans	2,895,498	2,895,688	2,784,920
Loans held for sale	2,075	1,707	1,983
Securities AFS	631,201	579,115	576,713
Securities HTM	1,181	1,661	1,661
Other equity investments	22,814	22,814	22,814
Other earning assets	74,419	81,894	116,754
Cash and due from banks	49,584	59,700	54,041
Premises and equipment	47,840	48,104	48,541
Goodwill and core deposit intangible	65,662	65,702	65,821
Other assets	139,952	138,937	134,900
Total Assets	$3,930,226	$3,895,322	$3,808,148

Liabilities and Equity:
NOW accounts	$45,834	$50,362	$32,249
Savings deposits	1,023,590	1,025,394	1,004,635
CD's >=$100,000	597,417	574,657	561,856
Other time deposits	623,957	626,103	638,832
Total interest bearing deposits	2,290,798	2,276,516	2,237,572
Noninterest bearing deposits	763,187	765,467	737,657
Total deposits	3,053,985	3,041,983	2,975,229
Repurchase agreements	262,295	261,298	256,153
Other interest bearing liabilities	69,110	66,674	71,640
Noninterest bearing liabilities	44,726	31,757	34,541
Total liabilities	3,430,116	3,401,712	3,337,563
Shareholders' equity	500,110	493,610	470,585
Total Liabilities and Equity	$3,930,226	$3,895,322	$3,808,148

Ending shares outstanding	17,608	17,560	17,513
Memo: Market value of HTM securities	$1,182	$1,662	$1,651

30 - 89 days past due loans	$19,765	$18,995	$18,812
90 days past due loans	11,498	8,237	18,001
Nonaccrual loans	16,798	16,447	14,722
Restructured loans (excluding 90 days past due and nonaccrual)	54,026	55,088	43,081
Foreclosed properties	37,665	37,740	34,654
Other repossessed assets	103	136	136

Common equity Tier 1 capital	14.97%	14.79%	14.49%
Tier 1 leverage ratio	12.69%	12.57%	12.40%
Tier 1 risk-based capital ratio	17.05%	16.88%	16.63%
Total risk based capital ratio	18.30%	18.13%	17.88%
Tangible equity to tangible assets ratio	11.24%	11.17%	10.82%
FTE employees	991	998	980